UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2005

FORE HOLDINGS LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50161	36-3974824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 20, 2005, Hewitt Properties I LLC, Hewitt Properties II LLC, Hewitt Properties III LLC, and Hewitt Properties IV LLC (collectively, the “Sellers”), completed the sale of six buildings and land owned by the Sellers in Lincolnshire, IL, The Woodlands, TX and Orlando, FL. Each of the buildings are leased to Hewitt Associates LLC. The buyer of the property was Warmack JDG Investment II, LLC. The purchase price was $299 million. All of the lease obligations of these properties were assigned to the buyer at closing. Each of the Sellers is a subsidiary of FORE Holdings LLC.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Agreement of Sale and Purchase, dated as of January 28, 2005 by and between Hewitt Properties I LLC, Hewitt Properties II LLC, Hewitt Properties III LLC, and Hewitt Properties IV LLC and Warmack JDG Investment II, LLC, set out as Exhibit 2.01 of FORE Holdings LLC Form 10-Q filing for the quarter ended December 31, 2004 and incorporated herein by reference.

99.2	First Amendment to Agreement of Sale and Purchase dated as of March 29, 2005 by and between Hewitt Properties I LLC, Hewitt Properties II LLC, Hewitt Properties III LLC, and Hewitt Properties IV LLC and Warmack JDG Investment II, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORE HOLDINGS LLC

By:	/s/ C. L. Connolly, III
Name:	C. L. Connolly, III
Title:	Secretary

Date: May 25, 2005

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Exhibit Index

Number	Description
99.1	Agreement of Sale and Purchase, dated as of January 28, 2005 by and between Hewitt Properties I LLC, Hewitt Properties II LLC, Hewitt Properties III LLC, and Hewitt Properties IV LLC and Warmack JDG Investment II, LLC, set out as Exhibit 2.01 of FORE Holdings LLC Form 10-Q filing for the quarter ended December 31, 2004 and incorporated herein by reference.

99.2	First Amendment to Agreement of Sale and Purchase dated as of March 29, 2005 by and between Hewitt Properties I LLC, Hewitt Properties II LLC, Hewitt Properties III LLC, and Hewitt Properties IV LLC and Warmack JDG Investment II, LLC.

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